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                                                                EXHIBIT 10.2(d)

                                  FIRST AMENDMENT TO
                                    LEASE GUARANTY


    THIS FIRST AMENDMENT TO LEASE GUARANTY (as amended, modified, supplemented, renewed, extended and/or restated from time to time, this "First Amendment to Lease Guaranty") made and entered into as of this 9th day of April, 1996, by and between THE MUSICLAND GROUP, INC., a Delaware corporation, together with any other Person who may hereafter join in this Guaranty as a guarantor ("Guarantor"), and MEDIA PLAY TRUST, a trust existing under the laws of the State of New York ("Landlord"), acting through Yasuda Bank and Trust Company (U.S.A.), a New York state trust company, not in its individual capacity but solely in its capacity as Owner Trustee of Media Play Trust.

                                      WITNESSETH

    WHEREAS, the Guarantor and the Landlord have heretofore entered into that certain Lease Guaranty dated as of May 12, 1995, by and among the Guarantor and the Lenders (the "Guaranty"); and

    WHEREAS, the Guarantor and the Landlord desire to amend the Guaranty as hereinafter set forth;

    NOW THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Guarantor and the Landlord hereby agree as follows:

    1. Amendment to Section 14. Section 14 of the Guaranty shall be amended by adding the following subsection 14(a)(xx) thereto to read as follows:

    (xx) Any Affiliate of Guarantor into which any assets of Guarantor's "Suncoast Division" shall have been transferred, or into which such transfer is reasonably anticipated (including, without limitation, Suncoast Motion Picture Company, Inc., a Delaware corporation) shall proceed with an initial public offering of the common stock pursuant to an effective registration statement under the Securities Act of 1933, as amended.

    2. Reaffirmation of Representations and Warranties. To induce the Landlord, the Lenders and the Owner Participant to accept this First Amendment to Lease Guaranty, the Guarantor hereby reaffirms, as of the date hereof, its representations and warranties in their entirety contained in the Guaranty and in all other documents executed pursuant thereto (except to the extent such representations and warranties relate solely to an earlier date) and additionally represents and warrants as follows:

         (a) This First Amendment to Lease Guaranty has been duly authorized, executed and delivered by Guarantor and is a legal, valid and binding obligation of Guarantor, enforceable according to its terms (subject as to enforcement of remedies to any applicable bankruptcy, reorganization, moratorium, or other Laws or principles of equity affecting the enforcement of creditors' rights generally).

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         (b)  The execution, delivery and performance by Guarantor of this
    First Amendment to Lease Guaranty will not result in any violation of any term of the certificate of incorporation or the by-laws of Guarantor, do not require stockholder approval or the approval or consent of any trustee or holders of Debt of Guarantor except such as have been obtained prior to the date hereof, and will not conflict with or result in a breach of any terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien upon, any property or assets of Guarantor under, any indenture, mortgage or other agreement or instrument to which Guarantor is a party or by which it or any of its property is bound where breach or default, singly or in the aggregate, could materially adversely affect the financial condition or credit worthiness of Guarantor, or any existing applicable law, rule, regulation, license, judgment, order or decree of any Tribunal having jurisdiction over Guarantor or any of its activities or properties.

         (c) Except as disclosed in writing to Landlord by Guarantor concurrently herewith, there is no action, suit, proceeding or investigation at law or in equity by or before any Tribunal now pending or, to the best knowledge of Guarantor after due inquiry, threatened against or affecting Guarantor or any property or rights of Guarantor as to which there is a significant possibility of an adverse determination, and which if adversely determined, may have a Material Adverse Effect on the financial condition or business of Guarantor or which, if adversely determined could materially impair the ability of Guarantor to perform its obligations under the Guaranty, as amended hereby, and there is no action, suit, proceeding or investigation at law or in equity by or before any court, governmental body, agency, commission or other Tribunal now pending or, to the best knowledge of Guarantor after due inquiry, threatened which questions or would question the validity of the Guaranty, as amended hereby, with respect to Guarantor.

    3. Reaffirmation of Guaranty. The Guaranty, as amended hereby, is hereby ratified, approved and confirmed in each and every respect. All references to the Guaranty herein and in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Guaranty, as amended hereby.

    4. Defined Terms. Except as amended hereby, terms used herein when defined in the Guaranty shall have the same meanings therein unless the context otherwise requires.

    5. Multiple Counterparts. This First Amendment to Lease Guaranty has been executed in a number of identical counterparts, each of which constitutes an original and all of which constitute, collectively, one agreement.

    6. Section Captions. Section captions used in this First Amendment to Lease Guaranty are for convenience of reference only, and shall not affect the construction of this First Amendment to Lease Guaranty.

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    7.   Governing Law.  THIS FIRST AMENDMENT TO LEASE GUARANTY SHALL BE
GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICT OF LAWS PRINCIPLES.

    IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Lease Guaranty to be duly executed as of the day and year first above written.

GUARANTOR:

THE MUSICLAND GROUP, INC.
a Delaware corporation


By: Timothy J. Scully
    Assistant Treasurer


LANDLORD:

MEDIA PLAY TRUST
a trust existing under the laws
of the State of New York


By: Yasuda Bank and Trust Company (U.S.A.),
    a New York state trust company, not in its
    individual capacity but solely in its capacity
    as Owner Trustee of the Media Play Trust


By: Anthony Bocchino
    Vice President


ACCEPTED THIS 9TH DAY OF APRIL, 1996

AGENT:

NATIONAL WESTMINSTER BANK Plc
     Chicago Branch


By: Theresa Murray
    Vice President


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NATIONAL WESTMINSTER BANK Plc
   Nassau Branch


By: Theresa Murray
    Vice President


OTHER LENDERS:

THE LONG-TERM CREDIT BANK
OF JAPAN, LTD.
  Chicago Branch


By: Armund Schoen, Jr.
    Vice President


THE YASUDA TRUST AND BANKING
COMPANY, LTD.
  Chicago Branch


By: Douglas B. Warren
    Vice President


OWNER PARTICIPANT

NATWEST MARKETS LEASING CORPORATION


By: Theresa Murray
    Vice President and Officer